Exhibit 99.1

Tri-Tech Issues $7.89 Million in Corporate Bonds

BEIJING, Oct. 1, 2012 /PRNewswire-FirstCall/ -- Tri-Tech Holding Inc. (Nasdaq: TRIT), which provides turn-key water resources management, water and wastewater treatment, industrial safety and pollution control solutions, announced today that its it has completed a financing transaction underwritten by the Bank of Nanjing to issue corporate bonds of RMB 50 million (approximately $7.89 million). The transaction closed on September 26, 2012 and the company has received the proceeds of the financing.

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According to the terms of the corporate bonds issued by Tri-Tech (Beijing) Co. Ltd., a subsidiary of Tri-Tech Holding Inc., Tri-Tech will issue investors corporate bonds for capital of $7.89 million with a maturity of three years and a coupon of 6.2%. The Beijing Capital Investment & Guarantee Co. Ltd. ("Capital Guarantee") will guarantee the bonds.

Mr. Peter Dong, Tri-Tech Holding Inc. CFO, commented, "As one of the important diversification attempts to the company financing, this bond issuance will provide Tri-Tech with more capital flexibility to support our growth. Given the current valuation of Tri-Tech Holding in the capital market, we chose the corporate bonds instrument from domestic market and believe this will efficiently fund our operations on a non-dilutive manner that is in the best interests of our shareholders.

"The underwriter Bank of Nanjing conducted rigorous and comprehensive reviews of our company before agreeing to sign the Underwriting Agreement. We believe the bank's and investors' interest in these bonds reflects Tri-Tech's healthy financial status, our comprehensive business records, our visible profit growth and our favorable credibility with the banks. We believe the guarantee to the bond issuance from Capital Guarantee, a Beijing Credit Guarantee Association five-star rated guarantor enterprise for small and medium companies in Beijing, additionally highlights our good reputation in the water industry. We will continue to pursue multiple financing solutions from domestic banks to further strengthen and optimize our capital structure in support of our strong growth."

About Bank of Nanjing

Established in 1996, Bank of Nanjing was invested by International Finance Corporation and BNP Paribas SA in 2001 and 2005. Bank of Nanjing became the first urban commercial bank listed in Shanghai Exchange in 2007.

Based on its prudential and excellent market performance, Bank of Nanjing was ranked No. 412 of Global Bank Brand Value Top 500 with brand value of $219 million in 2011. In 2011 Top 1000 World Banks Ranking released by British magazine of The Banker, Bank of Nanjing was ranked the No.273. Bank of Nanjing broke into the Best Small and Medium Banks of the Year evaluated by Financial Times and Financial Research Institute of Chinese Academy of Social Sciences in 2010.

About Tri-Tech Holding Inc.

Tri-Tech designs customized sewage treatment and odor control systems for municipalities and private sectors in China and abroad. These systems combine software, information management systems, resource planning and local and distant networking hardware that includes sensors, control systems, programmable logic controllers, supervisory control and data acquisition systems. The company also designs systems that track natural waterway levels for drought control, monitor groundwater quality and assist the Chinese government in managing its water resources. The company is also moving into the industrial pollution control market. Tri-Tech owns 39 software copyrights and 11 product patents, and employs approximately 446 people. Please visit www.tri-tech.cn for more information.

An online investor kit including a company profile, presentations, press releases, current price quotes, stock charts and other valuable information for investors is available at www.tri-tech.cn/ir. To subscribe to future releases via e-mail alert, visit www.tri-tech.cn/ir/info/request.

This press release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include references to the bond payments and transactions referenced herein and other statements concerning plans, objectives, goals, strategies, future events such as project payments, results of marketing efforts or performance, and underlying assumptions and other statements that are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, product and service demand and acceptance, changes in technology, economic conditions, the impact of competition and pricing, government regulation, and other risks contained in reports filed by the company with the Securities and Exchange Commission. All such forward-looking statements, whether written or oral, and whether made by or on behalf of the company, are expressly qualified by the cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

Tri-Tech Holding Inc.   •   www.tri-tech.cn   •   IR Department   •   +86 10 57323666   •   ir@tri-tech.cn